Exhibit 107

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

RE/MAX Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock	Rule 457(h)	2,800,000	$7.62(2)	$ 21,336,000	$0.0001531	$ 3,266.54
Total Offering Amounts					$ 21,336,000		$3,266.54
Total Fee Offsets							$3,266.54
Net Fee Due							$0.00(3)

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	RE/MAX Holdings, Inc.	S-3	333- 234187	October 15, 2019		$3,266.54	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(3)	$400,000,000
Fee Offset Sources	RE/MAX Holdings, Inc.	S-3	333- 234187		October 15, 2019						$3,266.54

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class A common stock.
(2)	The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and (h) under the Securities Act, as to the shares authorized for issuance pursuant to the 2023 Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on May 19, 2025, because the price at which the securities to be granted in the future may be exercised is not currently determinable.
(3)

The registrant previously registered the offering of $400,000,000 of securities under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on October 15, 2019 (File No. 333-234187) (the “Prior Registration Statement”), which was declared effective on December 30, 2019 and expired on December 30, 2022. Of the $400,000,000 of securities registered on the Prior Registration Statement, for which a contemporaneous fee payment of $51,920.00 was paid, all $400,000,000 of the securities remained unsold when the Prior Registration Statement expired, leaving $51,920.00 in previously paid fees available for future offset. Subsequently, the registrant registered the offering of $350,000,000 of securities under a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on February 28, 2023 (File No. 333-270127) (the “2023 Registration Statement”), claiming a fee offset of $38,570.00 pursuant to Rule 457(p) under the Securities Act, leaving $13,350.00 in previously paid fees available for future offset. Thereafter, the Registrant registered the offering of $53,803,516.14 of securities under a Registration Statement on Form S-8 filed with the SEC on May 26, 2023 (File No. 333-272219) (the “2023 Registration Statement”), claiming a fee offset of $5,929.15 pursuant to Rule 457(p) under the Securities Act, leaving $7,420.85 in previously paid fees available for future offset. Thereafter, the Registrant registered the offering of $8,089,871.84 of securities under a Registration Statement on Form S-8 filed with the SEC on February 22, 2024 (File No. 333-277280) (the “2024 Registration Statement” and, together with the 2023 Registration Statement, the “Prior Registration Statements on Form S-8”), claiming a fee offset of $1,194.07 pursuant to Rule 457(p) under the Securities Act, leaving $6,226.78 in previously paid fees available for future offset.

Pursuant to Rule 457(p) under the Securities Act, the registration fee applicable to the offering of $21,336,000 of securities being registered hereby in the amount of $3,266.54 is offset by $3,266.54 in registration fees previously paid by the registrant with respect to securities that were not issued pursuant to the Prior Registration Statement and not claimed for offset in connection with the Prior Registration Statements on Form S-8. Accordingly, no additional registration fees are due to be paid at this time.